Exhibit 10.5.2

UNIT SUBSCRIPTION AGREEMENT

This UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the [__] day of June 2018, by and between Allegro Merger Corp., a Delaware corporation (the “Company”), having its principal place of business at 777 Third Avenue, 37th Floor, New York, New York 10017, and the subscribers set forth on Schedule A hereto (the “Subscribers”).

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 372,500 units (“Units”) of the Company, each Unit comprised of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), one right (“Right”) to receive one-tenth (1/10) of one share of common stock upon the consummation of the Company’s initial business combination (the “Business Combination”), and one warrant to purchase one share of Common Stock (“Warrant”), for a purchase price of $3,725,000, or $10.00 per Unit. The shares of Common Stock underlying the Rights are hereinafter referred to as the “Right Shares.”  The shares of Common Stock underlying the Warrants are hereinafter referred to as the “Warrant Shares.”  The shares of Common Stock underlying the Units (excluding the Right Shares and Warrant Shares) are hereinafter referred to as the “Placement Shares.” The Rights underlying the Units are hereinafter referred to as the “Placement Rights.”  The Warrants underlying the Units are hereinafter referred to as the “Placement Warrants.”  The Units, Placement Shares, Placement Rights, Right Shares, Placement Warrants and Warrant Shares, collectively, are hereinafter referred to as the “Securities.”  The exercise price for any Warrant Share shall be $11.50. Subject to the foregoing, the Placement Warrants are exercisable during the period commencing on the later of (i) twelve (12) months from the date of the completion of the Company’s initial public offering of units (the “IPO”) and (ii) 30 days following the consummation of the Business Combination and expiring on the fifth anniversary following consummation of the Business Combination; and

WHEREAS, each Subscriber wishes to purchase the number of Units set forth on Schedule A hereto and the Company wishes to accept such subscription from each Subscriber.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscribers hereby agree as follows:

1.	Agreement to Subscribe.

1.1 Purchase and Issuance of the Units. Upon the terms and subject to the conditions of this Agreement, each Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to each Subscriber, on the Closing Date (as defined below), the number of Units set forth on Schedule A for its pro rata portion of the aggregate purchase price of $500,000 (the “Purchase Price”).

1.2 Delivery of the Purchase Price.  Upon execution of this Agreement, the Company is hereby bound to fulfill its obligations hereunder and each Subscriber hereby commits to deliver into a trust account (the “Trust Account” ) held at JP Morgan Chase Bank, N.A. or any other financial institution chosen by the Company, with Continental Stock Transfer & Trust Company acting as trustee (“Continental”), its pro rata portion of the Purchase Price in immediately available funds by wire transfer or such other form of payment as shall be acceptable to the Trustee, in its sole and absolute discretion, at Closing (as defined below).

1.3 Closing. The closing of the Offering (the “Closing”), shall take place at the offices of Graubard Miller simultaneously with, and is contingent upon, the closing of the IPO on or before September 30, 2018 (the “Closing Date”).

1.4 Termination.  This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Closing does not occur prior to September 30, 2018.

2.	Representations and Warranties of Subscribers.

Each Subscriber represents and warrants to the Company that:

2.1 No Government Recommendation or Approval.  Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

2.2 Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3 Intent.  Subscriber is purchasing the Securities solely for investment purposes, for such Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted hereunder.  Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4 Restrictions on Transfer.  Subscriber acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act.  The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (iii) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 8 hereof.  Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not transfer the Securities (unless otherwise permitted pursuant to the terms hereof).  Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one year anniversary following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5 Sophisticated Investor.

(i)  Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly Subscriber may suffer a loss of a portion or all of its investment in the Securities. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6 Independent Investigation.  Subscriber, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Units and has had full access to such other information concerning the Company as Subscriber has requested. Subscriber confirms that all documents that it has requested have been made available and that Subscriber has been supplied with all of the additional information concerning this investment which Subscriber has requested.

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2.7 Organization and Authority.  Subscriber is duly organized, validly existing and in good standing under the laws of the State of New York and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8 Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.9 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber's charter documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject, except as would not be material to Subscriber’s performance of its obligations hereunder.

2.10 No Legal Advice from Company.  Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11 Reliance on Representations and Warranties.  Subscriber understands the Units are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.12 No General Solicitation.  Subscriber is not subscribing for the Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13 Legend.  Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3.	Representations, Warranties and Covenants of the Company.

The Company represents and warrants to, and agrees with, each Subscriber that:

3.1 Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 40,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date hereof, the Company has issued and outstanding 3,737,500 shares of Common Stock (of which up to 487,500 shares are subject to forfeiture) and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof, the rights agreement to be entered into between the Company and the rights agent in connection with the IPO (the “Rights Agreement”) and the warrant agreement to be entered into between the Company and the warrant agent in connection with the IPO (the “Warrant Agreement”), as the case may be, each of the Units, Placement Shares, Placement Rights, Right Shares, Placement Warrants and the Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units, the Right Shares and Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Rights Agreement and the Warrant Agreement, as the case may be, Subscriber will have or receive good title to the Units, Placement Shares, Placement Rights and Placement Warrants, free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by, the Company, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

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3.3 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (the “Board”) or stockholders is required, and (iii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) violate any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject or by which it is bound. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units, Placement Shares, Placement Rights, Right Shares, Placement Warrants or the Warrant Shares in accordance with the terms hereof.

4.	Legends.

4.1 Legend. The Company will issue the Units, Placement Shares, Placement Rights and Placement Warrants, and, when issued, the Right Shares and Warrant Shares, purchased by each Subscriber in the name of such Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A UNIT SUBSCRIPTION AGREEMENT BETWEEN ALLEGRO MERGER CORP. (THE “COMPANY”) AND THE UNDERWRITERS OF THE COMPANY’S INITIAL PUBLIC OFFERING AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM THEREOF PURSUANT TO THE TERMS SET FORTH IN THE UNIT SUBSCRIPTION AGREEMENT.”

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4.2 Subscribers’ Compliance. Nothing in this Section 4 shall affect in any way any Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3 Company’s Refusal to Register Transfer of the Securities.  The Company shall refuse to register any transfer of the Securities if, in the sole judgment of the Company, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and (iii) in compliance herewith.

4.4 Registration Rights.  Each Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, Subscribers and the Company, on or prior to the effective date of the registration statement filed in connection with the IPO, as amended at the time it becomes effective (the “Registration Statement”).

5.	Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, each Subscriber hereby waives its redemption rights (i) in connection with the Company’s consummation of the Business Combination, (ii) if the Company fails to consummate the Business Combination or liquidates within 18 months from the completion of the Offering or (iii) if the Company seeks an amendment to its amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares (as defined below).  If any Subscriber acquires shares of Common Stock in the IPO or in the aftermarket (“Public Shares”), such Subscriber shall be eligible to redeem any Public Shares upon the same terms offered to other holders of Common Stock purchased in the IPO.

6.	Termination of Placement Rights and Placement Warrants.

6.1 Failure to Consummate Business Combination. The Placement Rights and Placement Warrants shall be terminated upon the dissolution of the Company or in the event that the Company does not consummate the Business Combination within 18 months from the completion of the IPO.

6.2 Termination of Rights as Holder. If the Placement Rights and Placement Warrants are terminated in accordance with Section 6.1, then after such time each Subscriber (or its successor in interest) shall no longer have any rights as a holder of such Placement Rights and Placement Warrants and the Company shall take such action as is appropriate to cancel such Placement Rights and Placement Warrants. Each Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all measures reasonably requested by the Company necessary to effect the foregoing.

7.	Rescission Right Waiver and Indemnification.

7.1 Each Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Units. In this regard, if the IPO were deemed to be a general solicitation with respect to the Units, the offer and sale of such Units may not be exempt from registration and, if not, each Subscriber may have a right to rescind its purchase of the Units. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, each Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Units to the extent that such recession right results from actions of such Subscriber that result in the IPO being deemed a general solicitation with respect to the Units. Each Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Units to such Subscriber. Each Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Units hereunder or relating to the purchase of the Units and the transactions contemplated hereby.

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7.2 Each Subscriber agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Units or any Claim that may arise now or in the future, provided that nothing herein shall preclude such Subscriber from making any claim or seeking recourse against the funds held outside of the Trust Account or seeking payment of any deferred underwriting fee due and payable pursuant to the underwriting agreement for the IPO.

7.3 Each Subscriber acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of this Section 7.

7.4 Each Subscriber agrees that, to the extent any waiver of rights under this Section 7 is ineffective as a matter of law, such Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Each Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

8.	Terms of the Units.

The Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Units and their component parts will be subject to transfer restrictions, except in limited circumstances, until 30 days following the consummation of the Business Combination, (ii) the Placement Warrants will be non-redeemable so long as they are held by the initial holder thereof (or any of its permitted transferees), and will be exercisable on a “cashless” basis if held by any Subscriber or its permitted transferees and will expire on the fifth anniversary following consummation of the Business Combination and (iii) the Units and their component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered or an exemption from registration is available, and the restrictions described above in clause (i) has expired. Additionally, each Subscriber acknowledges and agrees that the Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(g) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to certain limited exceptions to permitted transferees hereunder and in accordance with FINRA Rule 5110(g)(2). Additionally, the Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of any Subscriber and any such participating underwriter or selected dealer. Additionally, the Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO.

9.	Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state without regard to conflicts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10.	Assignment; Entire Agreement; Amendment.

10.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by any Subscriber to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 7 hereof.

10.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

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10.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11.	Notices.

11.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other.  Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a)  if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (b) if by any other form of electronic transmission, when directed to the stockholder.

12.	Counterparts.

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13.	Survival; Severability.

13.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

13.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14.	Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.	Lock-Up.

15.1 Until 30 days after the consummation of the Business Combination (“Unit Lock-Up Period”), Subscribers shall not, except as described in the Registration Statement, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, the Units, Placement Shares, Placement Rights, Right Shares, Placement Warrants, or Warrant Shares.

15.2  Notwithstanding the provisions contained in Section 15.1 hereof, any Subscriber or any of its Permitted Transferees (as defined below) may transfer the Units, Placement Shares, Placement Rights, Right Shares, Placement Warrants or Warrant Shares: (1) in connection with the Business Combination with the consent of the Company to any third party that agrees in writing to be bound by the provisions of this agreement; and (2) (a) to the Company’s officers, the Company’s directors, the initial stockholders of the Company (the “Initial Holders”) or such Subscriber’s officers, directors, equityholders (direct or indirect) or other affiliates, (b) to an affiliate or immediate family member of any of the Company’s officers, directors or Initial Holders, or such Subscriber’s officers, directors and direct and indirect equityholders, (c) to any member, officer or director of an Initial Holder, or any immediate family member, partner, affiliate or employee of a member of an Initial Holder, (d) by gift to any permitted transferee under any of the immediately preceding subsections (a) through (c), a trust, the beneficiaries of which are one or more permitted transferee under any of the immediately preceding subsections (a) through (c), or a charitable organization, (e) by virtue of laws of descent and distribution upon death of any of the Company’s officers, the Company’s directors, the Initial Holders, members of an Initial Holder, or any officers, directors or direct or indirect equityholders of such Subscriber, (f) pursuant to a qualified domestic relations order, (g) in the event of the Company’s liquidation prior to consummation of the Business Combination or (h) by virtue of the laws of Delaware, or an Initial Holder’s limited liability company agreement upon dissolution of such Initial Holder or the organizational documents of such Subscriber upon dissolution of such Subscriber (each, a “Permitted Transferee”); provided, however, that these transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions set forth herein.

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15.3 Each Subscriber agrees that after the Unit Lock-Up Period has elapsed, the Units, Placement Shares, Placement Rights, Right Shares, Placement Warrants and Warrant Shares owned by such Subscriber shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company and the Subscribers each acknowledge that pursuant to that certain registration rights agreement to be entered into among the Company, the Subscribers, the Initial Holders and the other parties thereto, the parties thereto may request that a registration statement relating to the Units, Placement Shares, Placement Rights, Right Shares, Placement Warrants or Warrant Shares be filed by the Company with the SEC prior to the end of the Unit Lock-Up Period; provided, however, that such registration statement does not become effective prior to the end of the Unit Lock-Up Period.

15.4 Subject to the limitations described herein, each Subscriber shall retain all of such Subscriber’s rights as a security holder with respect to the Units, Placement Shares, Placement Rights, Right Shares, Placement Warrants and Warrant Shares during the Unit Lock-Up Period including, without limitation, the right to vote Placement Shares.

15.5 During the Unit Lock-Up Period, all dividends payable in cash with respect to such securities shall be paid, as applicable, to each security holder, but all dividends payable in Common Stock or other non-cash property shall become subject to the applicable lock-up period as described herein and shall only be released from such lock-up in accordance with the provisions of this Section 15.

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This subscription is accepted by the Company on the [__] day of June 2018.

ALLEGRO MERGER CORP.

By:
Name:
Title:

Accepted and agreed on the date hereof

SUBSCRIBERS: CANTOR FITZGERALD & CO.

By:
Name:
Title:

CHARDAN CAPITAL MARKETS, LLC

By:
Name:
Title:

[Placement Unit Subscription Agreement – Underwriters]

SCHEDULE A

NAME OF SUBSCRIBER	NUMBER OF UNITS
Cantor Fitzgerald & Co.	38,750
Chardan Capital Markets, LLC	11,250